Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Company Contact Anil Doradla, Chief Financial Officer Airgain, Inc. Investors@airgian.com

Airgain Reports Record Sales and Return to GAAP Profitability for the Third Quarter 2018

San Diego, CA, November 1, 2018 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including connected home, enterprise, automotive and Internet of Things (IoT), today announced record sales for the third quarter 2018, GAAP diluted EPS of $0.04 and a return to GAAP earnings profitability.

“We are very pleased with our third quarter results as we continue to execute favorably on our stated goals, both on the sales growth and sustainable profitability front. On the sales growth front, we delivered record sales for the third consecutive quarter and reported 27% year-over-year growth. The strength in our third quarter sales reflect robust demand across our service provider customer base for next-generation broadband technologies. We expect to build up on our recent design win momentum within the Connected Home, Enterprise, IoT, and Automotive markets  as these markets support higher bandwidth speeds and more complex antenna designs. On the profitability front, we reported third quarter GAAP and non-GAAP diluted earnings per share of $0.04 and $0.09, respectively, ahead of our prior expectations.  We are pleased with our renewed focus on execution combined with our recent decisions on the operating front that have resulted in our return to profitability, both on a GAAP and non-GAAP basis during the quarter,” said Airgain’s Interim Chief Executive Officer Jim Sims.

Third Quarter 2018 Financial Highlights

•	Sales of $15.8 million
•	Gross margin of 43%
•	GAAP earnings per diluted share of $0.04
•	Non-GAAP earnings per diluted share of $0.09
•	Adjusted EBITDA of $1.0 million

Third Quarter 2018 Financial Results

Sales increased 27% to $15.8 million compared to $12.4 million in the same year-ago period.  The increase in sales was primarily driven by a ramp in existing programs as well as contributions from new designs.

Gross profit increased 14% to $6.9 million from $6.0 million in Q3 of last year. Gross margin as a percentage of sales was 43% in the third quarter of 2018, which declined from 48% in the same year-ago period, largely due to a combination of product mix along with ramp of new programs.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Total operating expenses for the third quarter of 2018 increased 13% to $6.6 million from $5.8 million in Q3 of last year. The increase was primarily due to an increase in personnel expenses to support the Company’s sales, marketing, and R&D initiatives.

Net income totaled $0.4 million or $0.04 per diluted share (based on 10.1 million shares), compared to net income of $0.2 million or $0.02 per diluted share (based on 10.2 million shares) in the same year-ago period.

Non-GAAP net income totaled $0.9 million or $0.09 per diluted share (based on 10.1 million shares), compared to non-GAAP net income of $0.6 million or $0.05 per diluted share (based on 10.2 million shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, acquisition expenses, other income, non-recurring items and share-based compensation) increased to net income of $1.0 million from net income of $0.7 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Total shares repurchased for the third quarter 2018 were 42,995 shares at an average price of $11.95, for a total amount of $0.5 million.

Nine Months 2018 Financial Highlights

•	Sales of $44.1 million
•	Gross margin of 45%
•	GAAP earnings per diluted share of $(0.41)
•	Non-GAAP earnings per diluted share of $0.05
•	Adjusted EBITDA of $0.9 million

Nine Months 2018 Financial Results

Sales increased 20% to $44.1 million compared to $36.7 million in the same year-ago period.  The increase in sales was primarily driven by a ramp in existing programs as well as contributions from new designs.

Gross profit grew 13% to $19.7 million from $17.4 million for the first nine months of last year. Gross margin as a percentage of sales was 45% in the first nine months of 2018, which was slightly below gross margins of 47% in the same year-ago period.

Total operating expenses for the first nine months of 2018 grew 43% to $24.2 million from $16.9 million in the first nine months of last year. The increase was primarily due to $2.0 million in non-recurring items associated with the realignment of sales and marketing initiatives combined with executive severance and $1.2 million in additional stock compensation expense due to the acceleration of options for former executives.  The remaining increase is due to an increase in personnel expenses to support the Company’s sales, marketing, and R&D initiatives.

Net loss totaled $3.9 million or $(0.41) per diluted share (based on 9.5 million shares), compared to net income of $0.5 million or $0.05 per diluted share (based on 10.2 million shares) in the same year-ago period.  During the first nine months of 2018, the impact of non-recurring items to GAAP earnings per diluted share was ($0.21) which included realignment of sales and marketing initiatives combined with executive severance.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Non-GAAP net income totaled $0.5 million or $0.05 per diluted share (based on 10.0 million shares), compared to non-GAAP net income of $2.2 million or $0.22 per diluted share (based on 10.2 million shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, acquisition expenses, other income, non-recurring items and share-based compensation) decreased to $0.9 million from $2.6 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Total shares repurchased for the first nine months of 2018 were 193,523 shares at an average price of $9.49, for a total amount of $1.8 million.

Financial Outlook

The Company expects sales in the fourth quarter 2018 to be in the range of $16.4 million to $16.5 million.  For the fourth quarter 2018, the Company expects GAAP diluted EPS in the range of $0.02 to $0.03 and non-GAAP diluted EPS to be in the range of $0.07 to $0.08.

The following table summarizes the reconciliation between the projected GAAP EPS and non-GAAP EPS for the fourth quarter 2018:

	Low (1)	High (1)
Reconciliation of projected GAAP to projected non-GAAP EPS
Projected GAAP earnings per diluted share	$0.02	$0.03
Stock-based compensation expense	0.04	0.04
Amortization	0.02	0.02
Other income	(0.01)	(0.01)
Projected Non-GAAP earnings per diluted share	$0.07	$0.08

(1)	Amounts are based off of 10.0 million diluted shares outstanding.

For fiscal year 2018, the Company reaffirms its sales outlook of at least 20% growth over fiscal year 2017.

Conference Call

Airgain management will hold a conference call today Thursday, November 1, 2018 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss financial results for the third quarter ended September 30, 2018, and to provide an update on business conditions.

Airgain management will host the presentation, followed by a question and answer period.

Date: Thursday, November 1, 2018

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in: 1-877-451-6152

International dial-in: 1-201-389-0879

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company at 1-760-579-0200.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

The conference call will be broadcast live and available for replay in the investor relations section of the company's website.

A replay of the call will be available after 7:30 p.m. Eastern Time on the same day through December 9, 2018.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 13683831

About Airgain, Inc.

Airgain is a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including connected home, enterprise, automotive and Internet of Things (IoT).  Combining design-led thinking with testing and development, Airgain works in partnership with the entire ecosystem, including carriers, chipset suppliers, OEMs, and ODMs.  Airgain’s antennas are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet, and asset tracking devices.  Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China.  For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding the buildup on our recent design win momentum, within the Connected Home, Enterprise, IoT and Automotive markets and the robust demand across our service provider customer base for next-generation broadband technologies, our continued focus on growth and sustainable profitability, both on a GAAP and non-GAAP basis, and our fourth quarter and 2018 financial outlook.  The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; risks and uncertainties related to management and key personnel changes; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; our ability to identify and consummate strategic acquisitions and partnerships, and risks associated with completed acquisitions and partnerships adversely affecting our operating results and financial condition; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income attributable to common stockholders (non-GAAP Net income), and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, acquisition related expenses, which include due diligence, legal, integration, and regulatory expenses, non-recurring expenses, which include realignment of sales and marketing initiatives,  severance payments and implementation costs, other income, which includes interest income and gain on deferred purchase price liability offset by interest expense, depreciation, amortization and provision for income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. In addition, our recent acquisition related activities resulted in operating expenses that would not have otherwise been incurred. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control and are not necessarily reflective of operational performance during a period. Furthermore, we believe the consideration of measures that exclude such acquisition related expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this release.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Balance Sheets

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$13,064,656	$15,026,068
Short term investments	18,765,236	21,287,064
Trade accounts receivable, net	7,388,688	8,418,132
Inventory	1,217,831	741,557
Prepaid expenses and other current assets	876,183	609,786
Total current assets	41,312,594	46,082,607
Property and equipment, net	1,366,309	1,036,860
Goodwill	3,700,447	3,700,447
Customer relationships, net	3,713,668	4,075,918
Intangible assets, net	906,545	1,052,333
Other assets	339,000	349,743
Total assets	$51,338,563	$56,297,908
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,879,235	$3,969,083
Accrued bonus	2,378,805	2,224,517
Accrued liabilities	696,482	1,121,833
Deferred purchase price	—	1,000,000
Notes payable	333,333	1,333,333
Current portion of deferred rent obligation under operating lease	81,332	81,332
Total current liabilities	7,369,187	9,730,098
Deferred tax liability	29,887	7,971
Deferred rent obligation under operating lease	247,157	334,860
Total liabilities	7,646,231	10,072,929
Stockholders’ equity:
Common shares, par value $0.0001, 200,000,000 shares authorized at September 30, 2018 and December 31, 2017; 9,914,711 and 9,616,992 shares issued at September 30, 2018 and December 31, 2017, respectively; 9,586,188 and 9,481,992 shares outstanding at September 30, 2018 and December 31, 2017, respectively	991	961
Additional paid in capital	93,060,369	89,907,766
Treasury stock, at cost: 328,523 and 135,000 shares at September 30, 2018 and December 31, 2017, respectively	(3,093,974)	(1,257,100)
Accumulated other comprehensive loss, net deferred taxes	(6,434)	(16,907)
Accumulated deficit	(46,268,620)	(42,409,741)
Total stockholders’ equity	43,692,332	46,224,979
Commitments and contingencies
Total liabilities and stockholders’ equity	$51,338,563	$56,297,908

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc. Unaudited Condensed Statements of Operations
Airgain, Inc. Unaudited Condensed Statements of Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Sales	$15,786,913	$12,448,436	$44,063,692	$36,713,996
Cost of goods sold	8,921,571	6,444,544	24,402,658	19,300,120
Gross profit	6,865,342	6,003,892	19,661,034	17,413,876
Operating expenses:
Research and development	2,474,653	2,094,774	7,162,092	5,510,861
Sales and marketing	2,161,143	1,809,037	9,140,356	5,229,188
General and administrative	1,922,326	1,899,449	7,864,320	6,174,869
Total operating expenses	6,558,122	5,803,260	24,166,768	16,914,918
Income (loss) from operations	307,220	200,632	(4,505,734)	498,958
Other expense (income):
Interest income	(158,790)	(98,689)	(398,003)	(189,855)
Gain on deferred purchase price liability	—	—	(388,733)	—
Interest expense	5,756	22,762	29,506	80,239
Total other income	(153,034)	(75,927)	(757,230)	(109,616)
Income (loss) before income taxes	460,254	276,559	(3,748,504)	608,574
Provision for income taxes	22,995	42,206	110,375	59,251
Net income (loss)	$437,259	$234,353	$(3,858,879)	$549,323
Net income (loss) per share:
Basic	$0.05	$0.02	$(0.41)	$0.06
Diluted	$0.04	$0.02	$(0.41)	$0.05
Weighted average shares used in calculating income (loss) per share:
Basic	9,566,118	9,545,235	9,495,278	9,475,708
Diluted	10,092,501	10,169,559	9,495,278	10,238,987

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Statements of Cash Flows

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(3,858,879)	$549,323
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	422,549	336,817
Amortization	508,038	396,206
Amortization of premium (discount) on investments, net	(94,317)	(23,683)
Stock-based compensation	2,536,132	463,856
Deferred tax liability	21,916	67,709
Gain on deferred purchase price liability	(388,733)	—
Changes in operating assets and liabilities:
Trade accounts receivable	667,375	(1,969,507)
Inventory	(476,274)	(30,265)
Prepaid expenses and other assets	(255,654)	(501,506)
Accounts payable	35,954	(123,112)
Accrued bonus	154,288	(83,140)
Accrued liabilities	(425,351)	16,143
Deferred obligation under operating lease	(87,703)	(92,216)
Net cash used in operating activities	(1,240,659)	(993,375)
Cash flows from investing activities:
Cash paid for acquisition	—	(6,348,730)
Purchases of available-for-sale securities	(24,328,831)	(18,441,161)
Maturities of available-for-sale securities	26,955,449	—
Purchases of property and equipment	(751,998)	(195,922)
Net cash provided by (used in) investing activities	1,874,620	(24,985,813)
Cash flows from financing activities:
Repayment of notes payable	(1,000,000)	(1,055,230)
Payments on acquisition related deferred purchase price	(375,000)	—
Reversal of costs related to initial public offering	—	781
Common stock repurchases	(1,836,874)	(468,823)
Proceeds from exercise of stock options	616,501	506,704
Net cash used in financing activities	(2,595,373)	(1,016,568)
Net decrease in cash and cash equivalents	(1,961,412)	(26,995,756)
Cash and cash equivalents, beginning of period	15,026,068	45,161,403
Cash and cash equivalents, end of period	$13,064,656	$18,165,647
Supplemental disclosure of cash flow information
Interest paid	$33,812	$85,085
Taxes paid	$26,026	$114,639

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Reconciliation of GAAP to non-GAAP Net Income

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of GAAP to non-GAAP Net Income
Net income (loss)	$437,259	$234,353	$(3,858,879)	$549,323
Stock-based compensation expense	408,274	213,968	2,536,133	463,856
Amortization	169,346	74,402	508,038	396,206
Acquisition expenses	—	65,364	—	860,833
Software implementation costs	3,166		3,166
Non-recurring items (1)	—	—	1,956,489	—
Other income	(153,034)	(75,927)	(757,230)	(109,616)
Provision for income taxes	22,995	42,206	110,375	59,251
Non-GAAP net income	$888,006	$554,366	$498,092	$2,219,853
Non-GAAP net income per share:
Basic	$0.09	$0.06	$0.05	$0.23
Diluted	$0.09	$0.05	$0.05	$0.22
Weighted average shares used in calculating non-GAAP income per share:
Basic	9,566,118	9,545,235	9,495,278	9,475,708
Diluted	10,092,501	10,169,559	9,965,632	10,238,987

Airgain, Inc.
Unaudited Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$437,259	$234,353	$(3,858,879)	$549,323
Stock-based compensation expense	408,274	213,968	2,536,133	463,856
Depreciation and amortization	325,439	188,760	930,587	733,023
Acquisition expenses	—	65,364	—	860,833
Software implementation costs	3,166		3,166
Non-recurring items (1)	—	—	1,956,489
Other income	(153,034)	(75,927)	(757,230)	(109,616)
Provision benefit for income taxes	22,995	42,206	110,375	59,251
Adjusted EBITDA	$1,044,099	$668,724	$920,641	$2,556,670

(1)	Non-recurring items include $2.0 million in sales and marketing initiative realignment and executive severance for the nine months ended September 30, 2018.